Exhibit 99.1

CBAK Energy Reports Fourth Quarter and Full Year 2021 Unaudited Financial Results

--Net Revenues up 80% year over year in the fourth quarter –

--Full-Year Net Revenues up 40% year over year in 2021–

--CBAK Energy turns to profitability in 2021

DALIAN, China, April 14, 2022 /PRNewswire/ — CBAK Energy Technology, Inc. (NASDAQ: CBAT) (“CBAK Energy,” or the “Company”) a leading lithium-ion battery manufacturer and electric energy solution provider in China, today reported its unaudited financial results for the fourth quarter and full year ended December 31, 2021.

Fourth Quarter 2021 Financial Highlights

●	Net revenues were $27.8 million, an increase of 80% from $15.4 million in the same period of 2020.

●	Gross profit was $1.0 million, similar to that in the same period of 2020.

●	Gross margin was 3.7%, compared to 6.8% from the same period of 2020.

●	Net income attributable to shareholders of CBAK Energy was $9.2 million, compared to a net loss attributable to shareholders of CBAK Energy of $4.3 million in the same period of 2020.

Full Year 2021 Financial Highlights

●	Net revenues were $52.7 million, an increase of 40% from $37.6 million in 2020.

●	Gross profit was $5.1 million, an increase of 88% from $2.7 million in 2020.

●	Gross margin was 9.7%, an increase of 250 basis points from 2020.

●	Net income attributable to shareholders of CBAK Energy was $61.5 million, compared to a net loss attributable to shareholders of CBAK Energy of $7.8 million in 2020.

Yunfei Li, Chairman and Chief Executive Officer of the Company, commented: “2021 was a major year for CBAK Energy as we’ve gained significant traction across multiple fronts. We continued to strengthen our competitive advantages through innovative technology and product developments. We also expanded our production capacity as scheduled to address increasing battery demands for light electric vehicles (“LEV”) and electric vehicles (“EV”). Moreover, we brought in materials for lithium-ion batteries with an acquisition of a majority stake in Zhejiang Hitrans Lithium Battery Technology Co. to build out and enhance our battery product ecosystem as we seek stable raw material supply and drive greater revenue for our business.”

Mr. Li continued: “As 2022 evolves, LEVs and EVs will maintain their strong growth momentum and we will continue to focus on scaling up capacity and expanding our battery material business. Looking forward, we believe these growth drivers and strategies will cement our competitive strengths and empower us to become a frontrunner and leader in lithium-ion battery production and electric energy solutions.”

Xiangyu Pei, Interim Chief Financial Officer of the Company, noted: “We continued to expand revenue and gross margin levels that are driven by stronger sales of high power lithium batteries as well as the addition of the material business brought by the acquisition of Hitrans. Notably, our revenues grew 40% year-over-year to $52.7 million in 2021 while gross margin increased by 250 basis points to 9.7%. We also turned to profitability in 2021 with net income of $61.5 million attributable to shareholders of CBAK Energy, from a loss of $7.8 million in the previous year. Importantly, we continued to invest in new headcounts, new business as well as research and development to drive further growth. We believe these investments, combined with our sound financial position and powerful battery product ecosystem, will enable us to sustain long-term, profitable growth.”

Fourth Quarter 2021 Business Highlights & Recent Developments

●	In March 2022, the Company announced that revenues of Zhejiang Hitrans Lithium Battery Technology Co. (“Hitrans”), a leading lithium-ion battery material supplier in China, reached almost $100 million in the first nine months of 2021 before the acquisition of its majority stake closed, four times CBAK Energy’s revenues in the same period.

●	In December 2021, CBAK Energy announced an agreement with AZAPA R&D China (“AZAPA”) to develop a customized battery pack for the Sino-Japan joint venture that designs and produces electronic and battery control systems for electric vehicles.

●	In November 2021, Dalian CBAK Power Battery Co., a wholly-owned subsidiary of CBAK Energy, completed its previously announced acquisition of 81.56% equity interests in Hitrans.

●	In November 2021, CBAK Energy announced it has begun operations at its lithium battery manufacturing plant in the city of Nanjing in China’s Jiangsu province with an initial capacity of 0.7 GWh. The Company has also started operating a new production line at its Dalian facility with a capacity of 0.4 GWh.

Fourth Quarter 2021 Financial Results

Net revenues were $27.8 million, an increase of 80% from $15.4 million in the same period of 2020. This was driven mostly by strong sales of high power lithium batteries, and additional revenues from lithium battery materials brought by the acquisition of Hitrans from Nov. 26, 2021 to Dec. 31, 2021.

Net Revenues by End-product Applications ($ thousands)	2021 Fourth Quarter	2020 Fourth Quarter	% Change YoY
Segment 1
High power lithium batteries used in:
Uninterruptable supplies	$9,308	$5,641	65
Light electric vehicles	485	13	3631
Electric vehicles	142	-483	-129
Segment 2 (Hitrans)
Materials for use in manufacturing of lithium battery cell
Precursor	9,139	-	-
NiCoMn	8,726	-	-

Trading of raw materials used in lithium batteries	2	10,249	-100
Total	$27,802	$15,420	80

Cost of revenues was $26.8 million, an increase of 86% from $14.4 million in the same period of 2020. This was primarily due to increased net revenues.

Gross profit was $1.0 million, similar to that in the same period of 2020. Gross margin was 3.7%, compared to 6.8% in the same period of 2020. The change in gross margin was primarily due to the increase in raw material costs.

Total operating expenses were $6.8 million, a decrease of 3% from $7.0 million in the same period of 2020, as we recovered certain doubtful accounts and there’s no impairment charge on property, plant, and equipment, which offsets the impact from increased expenses related to research and development, sales and marketing, and general administration.

●	Research and development expenses were $1.9 million, an increase of 252% from $0.5 million in the same period of 2020.

●	Sales and marketing expenses were $1.0 million, an increase of 197% from $0.3 million in the same period of 2020.

●	General and administrative expenses were $4.2 million, an increase of 272% from $1.1 million in the same period of 2020.

●	Recovery of doubtful accounts was $0.3 million, compared to provision for doubtful accounts of $0.7 million in the same period of 2020.

Operating loss was $5.8 million, compared to $6.0 million in the same period of 2020.

Finance income, net was $0.6 million, compared to finance expenses of $0.2 million in the same period of 2020.

Change in fair value of warrants was $4.6 million, compared to $2.1 million in the same period of 2020. The change in fair value of the warrants liability is mainly due to share price decline.

Net income attributable to shareholders of CBAK Energy was $9.2 million, compared to a net loss attributable to shareholders of CBAK Energy of $4.3 million in the same period of 2020.

Basic and diluted income per share were both $0.1. In comparison, basic and diluted loss per share in the same period of 2020 were both $0.07.

Cash and cash equivalents were $7.4 million as of December 31, 2021, compared to $2.0 million as of September 30, 2021.

Full Year 2021 Financial Results

Net revenues were $52.7 million, an increase of 40% from $37.6 million in 2020. This was primarily due to stronger sales of batteries for uninterruptable supplies and LEVs as well as the addition of the material business brought by the acquisition of Hitrans from Nov. 26, 2021 to Dec. 31, 2021.

Net Revenues by End-product Applications ($ thousands)	2021 Full Year	2020 Full Year	% Change YoY
Segment 1
High power lithium batteries used in:
Uninterruptable supplies	$33,308	$22,749	46
Light electric vehicles	733	39	1,779
Electric vehicles	244	260	-6
Segment 2 (Hitrans)
Materials for use in manufacturing of lithium battery cell
Precursor	9,139	-	-
NiCoMn	8,726	-	-
Trading of raw materials used in lithium batteries	520	14,518	-96
Total	$52,670	$37,566	40

Cost of revenues was $47.6 million, an increase of 36% from $34.9 million in 2020. This was primarily attributed to increased net revenues.

Gross profit was $5.1 million, an increase of 88% from $2.7 million in 2020. Gross margin was 9.7%, an increase of 2.5 percentage points from 2020. The improvement in gross margin was primarily attributed to the increase in the quality passing rate of products, which was a result of CBAK Energy’s quality control and upgrades on production lines.

Total operating expenses were $16.8 million, an increase of 50% from $11.2 million in 2020. Most of the increase in all expense categories was due to growing headcount and the acquisition of Hitrans.

●	Research and development expenses were $5.3 million, an increase of 214% from $1.7 million in 2020. The increase was mainly due to the increase in salaries, and the acquisition of Hitrans.

●	Sales and marketing expenses were $2.3 million, an increase of 228% from $0.7 million in 2020. The increase was mainly due to the increase in salaries, the acquisition of Hitrans, and expanded sales and marketing efforts.

●	General and administrative expenses were $10.0 million, an increase of 168% from $3.7 million in 2020. The increase was mainly due to Nasdaq listing expenses, the increase in salaries resulting from the Hitrans’ acquisition and the new facility in Nanjing as well as the increase in consultancy fees.

●	Recovery of doubtful accounts was $0.8 million, compared to provision for doubtful accounts of $0.7 million in 2020.

Operating loss was $11.7 million, compared to $8.5 million in 2020.

Finance income, net was $0.8 million, compared to finance expenses of $1.4 million in 2020, representing an improvement of $2.2 million as a result of lower loan balances in 2021 and interest income generated from security deposit to finance for the issuance of bills payable.

Change in fair value of warrants was $61.8 million, compared to $2.1 million in 2020. The change in fair value of the warrants liability is mainly due to share price decline.

Net income attributable to shareholders of CBAK Energy was $61.5 million, compared to a net loss attributable to shareholders of CBAK Energy of $7.8 million in 2020.

Basic and diluted income per share were both $0.70 In comparison, basic and diluted loss per share in 2020 were both $0.13.

Conference Call

CBAK’s management will host an earnings conference call at 8:00 AM U.S. Eastern Time on Thursday, April 14, 2022 (8:00 PM Beijing/Hong Kong Time on April 14, 2022).

For participants who wish to join the call, please register in advance for the conference using the link provided below at least 15 minutes prior to the scheduled call start time. Upon registration, participants will receive the conference call access information, including dial-in numbers, Direct Event passcode, a unique registrant ID and an email with detailed instructions to join the conference call.

Participant Online Registration:

http://apac.directeventreg.com/registration/event/1846656

Once completing the registration, please dial-in at least 10 minutes before the scheduled start time of the earnings call and enter the Direct Event passcode and registrant ID as instructed to connect to the call.

Additionally, a live and archived webcast of the conference call will be available at https://edge.media-server.com/mmc/p/4hmkrmif

A replay of the conference call may be accessed by phone approximately two hours after the conclusion of the live call at the following numbers until April 22, 2022. To access the replay, please reference the conference ID 1846656.

International	+61-2-8199-0299
United States	+1-855-452-5696
Hong Kong, China	+852-800-963-117
Mainland, China	+86-800-988-0552
+86-400-820-9703

About CBAK Energy

CBAK Energy Technology, Inc. (NASDAQ:CBAT）is a leading high-tech enterprise in China engaged in the development, manufacturing, and sales of new energy high power lithium batteries. The applications of the Company’s products and solutions include electric vehicles, light electric vehicles, electric tools, energy storage, uninterruptible power supply (UPS), and other high-power applications. In January 2006, CBAK Energy became the first lithium battery manufacturer in China listed on the Nasdaq Stock Market. CBAK Energy has multiple operating subsidiaries in Dalian and Nanjing, as well as a large-scale R&D and production base in Dalian.

For more information, please visit www.cbak.com.cn.

Safe Harbor Statement

This press release contains “forward-looking statements” that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Our actual results may differ materially or perhaps significantly from those discussed herein, or implied by, these forward-looking statements.

Any forward-looking statements contained in this press release are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: significant legal and operational risks associated with having substantially all of our business operations in China, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, the effects of the global Covid-19 pandemic, changes in domestic and foreign laws, regulations and taxes, uncertainties related to China’s legal system and economic, political and social events in China, the volatility of the securities markets; and other risks including, but not limited to, the ability of the Company to meet its contractual obligations, the uncertain market for the Company’s lithium battery cells and business, macroeconomic, technological, regulatory, or other factors affecting the profitability of battery cells designed for energy storage that we discussed or referred to in the Company’s disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) available on the SEC’s website at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K as well as in our other reports filed or furnished from time to time with the SEC. You should read these factors and the other cautionary statements made in this press release. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. The forward-looking statements included in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law.

For investor and media inquiries, please contact:

In China:

CBAK Energy Technology, Inc.

Investor Relations Department

Phone: 86-411-39185985

Email: ir@cbak.com.cn

The Blueshirt Group

Ms. Feifei Shen

Phone: +86 13466566136

Email: feifei@blueshirtgroup.com

The Blueshirt Group

Ms. Suwen Feng

Phone: +86 13917110134

Email: suwen@blueshirtgroup.com

In the United States:

The Blueshirt Group

Ms. Julia Qian

Phone: +1 973-619-3227

Email: Julia@blueshirtgroup.com

CBAK Energy Technology, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In $ except for number of shares)

	December 31, 2020	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$11,681,750	$7,357,875
Pledged deposits	8,989,748	18,996,749
Trade accounts and bills receivable, net	29,571,274	49,907,129
Inventories	5,252,845	30,133,340
Prepayments and other receivables	7,439,544	12,746,990
Receivables from former subsidiary	-	2,263,955
Amount due from non-controlling interest, current	-	125,883
Amount due from related party, current	-	472,061
Income tax recoverable	-	47,189
Investment in sales-type lease, net	235,245	790,516

Total current assets	63,170,406	122,841,687

Property, plant and equipment, net	41,040,370	90,042,773
Construction in progress	30,193,309	27,343,092
Non-marketable equity securities		712,930
Prepaid land use rights	7,500,780	13,797,230
Intangible assets, net	11,807	1,961,739
Operating lease right-of-use assets, net	-	1,968,032
Investment in sales-type lease, net	850,407	838,528
Amount due from related party, non-current	-	62,941
Deferred tax assets	-	1,403,813
Goodwill	-	1,645,232

Total assets	$142,767,079	$262,617,997

Liabilities
Current liabilities
Trade accounts and bills payable	$28,352,292	$65,376,212
Short-term bank borrowings	-	8,811,820
Current maturities of long-term bank loans	13,739,546	-
Other short-term loans	1,253,869	4,679,122
Accrued expenses and other payables	11,645,459	22,963,700
Payables to former subsidiaries, net	626,990	326,507
Deferred government grants, current	151,476	3,834,481
Product warranty provisions	155,888	127,837
Warrants liability	17,783,000	5,846,000
Operating lease liability, current	-	801,797

Total current liabilities	73,708,520	112,767,476

Deferred government grants, non-current	7,304,832	6,189,196
Product warranty provisions	1,835,717	1,900,429
Long term tax payable	7,511,182	-
Operating lease liability, non-current	-	876,323
Total liabilities	90,360,251	121,733,424

Commitments and contingencies

Shareholders’ equity
Common stock $0.001 par value; 500,000,000 authorized; 79,310,249 issued and 79,166,043 outstanding as of December 31, 2020; and 88,849,222 issued and 88,705,016 outstanding as of December 31, 2021	79,310	88,849
Donated shares	14,101,689	14,101,689
Additional paid-in capital	225,278,113	241,946,362
Statutory reserves	1,230,511	1,230,511
Accumulated deficit	(183,984,311)	(122,498,259)
Accumulated other comprehensive loss	(239,609)	2,489,017
	56,465,703	137,358,169

Less: Treasury shares	(4,066,610)	(4,066,610)

Total shareholders’ equity	52,399,093	133,291,559
Non-controlling interests	7,735	7,593,014
Total equity	52,406,828	140,884,573

Total liabilities and shareholder’s equity	$142,767,079	$262,617,997

CBAK Energy Technology, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(In $ except for number of shares)

	Year ended	Year ended
	December 31, 2020	December 31, 2021
Net revenues	$37,566,152	$52,669,733
Cost of revenues	(34,852,132)	(47,559,243)
Gross profit	2,714,020	5,110,490
Operating expenses:
Research and development expenses	(1,678,895)	(5,274,316)
Sales and marketing expenses	(701,404)	(2,301,720)
General and administrative expenses	(3,745,676)	(10,027,349)
Impairment charge on property, plant and equipment	(4,345,811)	-
(Provision for) recovery of doubtful accounts	(721,737)	780,389
Total operating expenses	(11,193,523)	(16,822,996)
Operating loss	(8,479,503)	(11,712,506)
Finance expenses, net	(1,399,095)	784,880
Other income (expenses), net	(40,170)	3,644,363
Impairment of non-marketable equity securities	-	(692,639)
Changes in fair value of warrants liability	2,072,000	61,802,000
(Loss) income before income tax	(7,846,768)	53,826,098
Income tax credit, net	-	7,733,046
Net (loss) income	(7,846,768)	61,559,144
Less: Net loss (income) attributable to non-controlling interests	39,870	(73,092)
Net (loss) income attributable to shareholders of CBAK Energy Technology, Inc.	$(7,806,898)	$61,486,052

Net (loss) income	(7,846,768)	61,559,144
Other comprehensive income (loss)
– Foreign currency translation adjustment	1,499,949	2,725,768
Comprehensive (loss) income	(6,346,819)	64,284,912
Less: Comprehensive loss (income) attributable to non-controlling interests	45,042	(70,234)
Comprehensive (loss) income attributable to CBAK Energy Technology, Inc.	$(6,301,777)	$64,214,678

(Loss) Income per share
– Basic	$(0.13)	$0.70
– Diluted	$(0.13)	$0.70

Weighted average number of shares of common stock:
– Basic	61,992,386	87,605,493
– Diluted	61,992,386	87,881,851